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                                                                       Exhibit B


                            ARTICLES OF AMENDMENT TO
                      THE CERTIFICATE OF VOTE OF TRUSTEES
                        ESTABLISHING PREFERRED SHARES OF
                          VAN KAMPEN HIGH INCOME TRUST

     Pursuant to the provisions of the Declaration of Trust of Van Kampen High Income Trust (the "Trust") and pursuant to the provisions of the Certificate of Vote of Trustees Establishing Preferred Shares of the Fund (the "Certificate of Vote"), the following amendments to the Certificate of Vote have been duly adopted and approved by a majority of the Trustees of the Trust.

     a.   The first paragraph of the definition of "Moody's Discount Factor" in
          Part I, Section 1 of the Certificate of Vote is amended to read as follows:

          "Moody's Discount Factor" means, for purposes of calculating the Discounted Value of any Moody's Eligible Asset that is a corporate debt security, the percentage determined by reference to the rating on such asset (which is based upon an exposure period of 36 Business
          Days) with reference to the remaining term to maturity of such asset, in accordance with the table set forth below:

                       Moody's Discount Factors - Debt Securities
                                  Rating Category*

          Remaining Maturity   Aaa    Aa      A     Baa     Ba    B**    Caa

                1 Year         113%   118%   124%   129%   140%   150%   260%
                2 Years        119%   125%   131%   136%   148%   159%   260%
                3 Years        124%   130%   136%   142%   154%   166%   260%
                4 Years        130%   137%   143%   149%   161%   174%   260%
                5 Years        136%   142%   149%   155%   168%   181%   260%
                7 Years        145%   151%   158%   165%   179%   193%   260%
               10 Years        152%   159%   166%   174%   188%   202%   260%
               15 Years        158%   165%   173%   180%   195%   210%   260%
               20 Years        165%   173%   181%   189%   205%   220%   260%
               30 Years        166%   174%   182%   190%   206%   222%   260%

          * In the case of debt securities exempted from registration pursuant to Rule 144A under the Securities Act of 1933, as amended, the percentage listed in the table shall be multiplied by a factor of 1.3.

          ** Senior debt securities of an issuer rated B3 shall be deemed to be Caa rated securities for purposes of determining the applicable Moody's Discount Factor.

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     b.   The first sentence of the definition of "Moody's Eligible Assets" in
          Part I, Section 1 of the Certificate of Vote is amended to read as follows:

          "Moody's Eligible Assets" means cash or any of the Fund's portfolio securities; provided that no portfolio security that is a debt security shall be deemed to be a Moody's Eligible Asset unless
          (1) such security is rated Caa or higher by Moody's; (2) the senior unsecured rating of the issuer's corporate bonds is higher than B3;
          (3) such security provides for the periodic payment of interest in cash in U.S. dollars; (4) such security does not provide for conversion or exchange into equity capital at any time over its life; and (5) such security has been registered under the Securities Act of 1934, as amended, or has been exempted from such registration pursuant to Rule 144A under the Securities Act of 1934, as amended.

     c.   The first sentence of the definition of "S&P Eligible Assets" in
          Part I, Section 1 of the Certificate of Vote is amended to read as follows:

          "S&P Eligible Assets" means cash or any of the Fund's portfolio securities; provided that no portfolio debt security shall be deemed to be an S&P Eligible Asset unless there exist publicly available financial statements for the issuer of such security and unless such security (a) is rated CCC or higher by S&P, (b) provides for the periodic payment of interest thereon in cash, (c) does not provide for conversion or exchange into equity capital at any time over its life, (d) has been registered under the Securities Act of 1933, as amended, or has been exempted from such registration pursuant to Rule 144A under the Securities Act of 1933, as amended, (e) has not had notice given in respect thereof that any such corporate debt obligation is subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the value of the Fund's portfolio at any time shall not be subject to the provisions of this clause (e)) and (f) has a remaining term to maturity of less than 30 years.
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IN WITNESS WHEREOF, the undersigned has caused this Certificate of Vote to be executed as of July 23, 1999.


                              /s/ Weston B. Wetherell
                              -------------------------------------
                              Weston B. Wetherell
                              Assistant Secretary


State of Illinois     )
                      ) ss
County of DuPage      )

Then personally appeared before me Weston B. Wetherell, who acknowledged the foregoing instrument to be his free act and deed and the free act and deed in his capacity as Secretary of Van Kampen High Income Trust.

                              Before me,

                              /s/ Susan Pittner
                              ----------------------------------
                              Notary Public

        My commission expires:      2/23/02
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